                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Section 200.80 (b)(4),
                                                             200.83 and 230.406.

                                                                   EXHIBIT 10.47

                             COLLABORATION AGREEMENT

                                     BETWEEN

                                 GENE LOGIC INC.

                                       AND

                          HOECHST SCHERING AGREVO GMBH




                            DATED AS OF JUNE 30, 1998

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
1.   DEFINITIONS...............................................................1

     1.1    "Acquired Technology"..............................................1

     1.2    "Affiliate"........................................................1

     1.3    "Agreement Date"...................................................2

     1.4    "Agreement Term"...................................................2

     1.5    "AgrEvo Background Technology".....................................2

     1.6    "Agricultural Product".............................................2

     1.7    "Alliance".........................................................2

     1.8    "Alliance Director"................................................2

     1.9    "Base Information".................................................2

     1.10   "cDNA".............................................................2

     1.11   "Chairman".........................................................2

     1.12   "Change of Control"................................................2

     1.13   "Claim"............................................................2

     1.14   "Commercial Field".................................................2

     1.15   "Confidential Information".........................................2

     1.16   "Control"..........................................................3

     1.17   "Crop".............................................................3

     1.18   "Database Development and Technology Fees".........................3

     1.19   "Database Maintenance Fees"........................................3

     1.20   "Disclosing Party".................................................3

     1.21   "Effective Date"...................................................3

     1.22   "Exclusive Extension"..............................................3

     1.23   "1st Non-Exclusive Extension"......................................3

     1.24   "Flow-thru Chip Technology"........................................3

     1.25   "Foreground Technology"............................................3

     1.26   "Further Development"..............................................3

     1.27   "Gene Logic Assay".................................................3

     1.28   "Gene Logic Background Technology".................................3

     1.29   "Gene Logic Future Technology".....................................4

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     1.30   "Gene Logic Software"..............................................4

     1.31   "Gene Product".....................................................4

     1.32   "Genetic Target"...................................................4

     1.33   "Initial Term".....................................................4

     1.34   "Invention"........................................................4

     1.35   "Licensee Revenues"................................................4

     1.36   "Milestone Fee"....................................................5

     1.37   "MuST Technology"..................................................5

     1.38   "Net Sales"........................................................5

     1.39   "Patent Rights"....................................................5

     1.40   "Program Material".................................................5

     1.41   "Publishing Party".................................................5

     1.42   "READS Technology".................................................5

     1.43   "Receiving Party"..................................................5

     1.44   "Reports"..........................................................6

     1.45   "Research Database"................................................6

     1.46   "Research Field"...................................................6

     1.47   "Research Plan"....................................................6

     1.48   "Research Program".................................................6

     1.49   "Research Term"....................................................6

     1.50   "Responsible Party"................................................6

     1.51   "Reviewing Party"..................................................6

     1.52   "RMC"..............................................................6

     1.53   "Samples"..........................................................6

     1.54   "Scientific FTE"...................................................6

     1.55   "2nd Non-Exclusive Extension"......................................6

     1.56   "Signing Fee"......................................................6

     1.57   "Technology Transfer Date".........................................6

     1.58   "Technology Use Fee"...............................................6

     1.59   "Third Party"......................................................7

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
2.   RESEARCH PROGRAM..........................................................7

     2.1    Undertaking and Scope..............................................7

     2.2    Exclusivity........................................................7

     2.3    Personnel and Resources............................................7

     2.4    Information and Reports Concerning the Research
            Program; Delivery of Program Materials.............................8

     2.5    Samples............................................................8

     2.6    Term of the Research Program.......................................8

     2.7    Selection of Genetic Targets.......................................9

     2.8    Flow-thru Chip....................................................10

     2.9    AgrEvo Right of First Negotiation on Acquired
            Technology During Exclusivity Period..............................11

     2.10   Notice of Acquired Technology During Other Periods................11

     2.11   Visiting AgrEvo Employees.........................................11

     2.12   Notice of Gene Logic Future Technology............................12

3.   RESEARCH MANAGEMENT COMMITTEE; ALLIANCE DIRECTORS;
     DISPUTE RESOLUTION.......................................................12

     3.1    Research Management Committee.....................................12

     3.2    RMC Meetings......................................................12

     3.3    Alliance Directors................................................12

     3.4    Dispute Resolution................................................13

4.   PATENTS, KNOW-HOW RIGHTS AND INVENTIONS..................................13

     4.1    Inventorship......................................................13

     4.2    Ownership of Gene Logic Background Technology,
            Gene Logic Future Technology, Flow-thru Chip
            Technology, Gene Logic Assays and Acquired
            Technology........................................................13

     4.3    Ownership of Improvements to Gene Logic
            Background Technology, Gene Logic Future
            Technology, Flow-thru Chip Technology, Gene Logic
            Assays and Acquired Technology....................................13

     4.4    Ownership of AgrEvo Background Technology.........................13

     4.5    Ownership of Improvements to AgrEvo Background
            Technology........................................................14

     4.6    Ownership of Foreground Technology................................14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     4.7    Patent Protection.................................................15

     4.8    Infringement by Third Parties.....................................16

     4.9    Allegations of Infringement by Third Parties......................16

5.   LICENSES.................................................................16

     5.1    Research Database License to AgrEvo...............................16

     5.2    Exclusive License to AgrEvo in the Event of a
            Technology Transfer...............................................17

     5.3    Non-Exclusive License to AgrEvo Following a
            Change of Control.................................................18

     5.4    License of AgrEvo Background Technology...........................18

     5.5    Gene Logic Background Technology Patent Rights....................18

     5.6    Diligence.........................................................18

     5.7    Reports...........................................................18

6.   RIGHTS TO BASE INFORMATION...............................................19

     6.1    [...***...] Rights................................................19

     6.2    [...***...] Rights................................................19

7.   PAYMENTS AND ROYALTIES...................................................19

     7.1    Signing Fee.......................................................19

     7.2    Database Development and Technology Fees..........................20

     7.3    Database License Maintenance Fees.................................20

     7.4    Research Support..................................................21

     7.5    Genetic Target Fees...............................................21

     7.6    Royalties Payable by AgrEvo.......................................21

     7.7    Milestone Payments................................................22

     7.8    Currency of Payment...............................................23

     7.9    Payment and Reporting.............................................24

     7.10   Records and Audits................................................24

8.   SECURITY AND CONFIDENTIALITY.............................................24

     8.1    Security of Research Database and Gene Logic
            Software..........................................................24

     8.2    Confidentiality...................................................25

     8.3    Permitted Disclosures.............................................26

     8.4    Publication.......................................................26

* CONFIDENTIAL TREATMENT REQUESTED


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
     8.5    Press Release.....................................................26

9.   REPRESENTATIONS AND WARRANTIES...........................................27

     9.1    Legal Authority...................................................27

     9.2    Valid Licenses....................................................27

     9.3    No Conflicts......................................................27

     9.4    Disclaimer........................................................27

     9.5    Limitation on Liability...........................................27

10.  TERM; TERMINATION........................................................27

     10.1   Term..............................................................27

     10.2   Termination for Breach............................................27

     10.3   Effect of Bankruptcy..............................................28

     10.4   Remedies..........................................................28

     10.5   Survival..........................................................28

11.  DISPUTE RESOLUTION.......................................................28

     11.1   Arbitration.......................................................28

     11.2   Procedure.........................................................28

12.  GENERAL PROVISIONS.......................................................29

     12.1   Mutual Indemnification............................................29

     12.2   Change of Control.................................................29

     12.3   Assignment........................................................30

     12.4   Non-Waiver........................................................30

     12.5   Governing Law.....................................................30

     12.6   Partial Invalidity................................................30

     12.7   Notice............................................................31

     12.8   Headings..........................................................31

     12.9   No Implied Licenses or Warranties.................................31

     12.10  Force Majeure.....................................................31

     12.11  Entire Agreement..................................................32

     12.12  Amendments........................................................32

     12.13  Independent Contractors...........................................32

     12.14  Counterparts......................................................32

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An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                             COLLABORATION AGREEMENT


        THIS COLLABORATION AGREEMENT ("Agreement") is made as of June 30, 1998, by and between GENE LOGIC INC., a Delaware corporation ("Gene Logic"), and HOECHST SCHERING AGREVO GMBH ("AgrEvo"), a corporation organized under the laws of Germany.

                                   WITNESSETH:

        WHEREAS, Gene Logic has developed technologies and know-how with respect to high throughput analysis of gene expression and gene regulation for use in the identification of genetic targets with potential application in the discovery of products for agricultural plant protection and of genetically improved plants;

        WHEREAS, AgrEvo is a company engaged in the development and commercialization of products for agricultural plant protection (i.e., herbicides, fungicides and insecticides) and plant improvement;

        WHEREAS, AgrEvo and Gene Logic wish to enter into a collaborative effort (the "Alliance") directed toward the development of a Research Database (as defined herein) for identification of genetic targets for use in research and development of Agricultural Products (as defined herein); and

        WHEREAS, through the Research Program (as defined herein), AgrEvo intends to discover leads for new genetic targets for the development and commercialization of Agricultural Products

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, Gene Logic and AgrEvo agree as follows:

1.      DEFINITIONS.

        The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

        1.1 "ACQUIRED TECHNOLOGY" shall mean (a) all discoveries, inventions, information, data, know-how, trade secrets and biological or other materials (whether or not patentable) that (i) are not included in the Gene Logic Background Technology or Flow-thru Chip(TM) Technology, (ii) do not constitute a Gene Logic Assay or part thereof, and (iii) become Controlled by Gene Logic after the Agreement Date as a result of a transaction (or series of transactions relating to the same technology) in which Gene Logic pays aggregate consideration for such discoveries, inventions, information, data, know-how, trade secrets and materials in excess of [ * * * ], (b) all enhancements or improvements thereto, and (c) all Patent Rights or other intellectual property rights Controlled by Gene Logic covering the foregoing.

        1.2 "AFFILIATE" shall mean any corporation, association or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question; provided, however, that with respect to AgrEvo, "Affiliate" shall not include either Hoechst AG


                                       1.

                       * CONFIDENTIAL TREATMENT REQUESTED
or Schering AG. Except as otherwise provided in the proviso in the preceding sentence, as used in this definition of "Affiliate," the term "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation, association or other entity.

        1.3 "AGREEMENT DATE" shall mean the date of this Agreement first written above.

        1.4 "AGREEMENT TERM" shall mean the period from the Agreement Date until, with respect to each Agricultural Product, the expiration of the last royalty obligation owed by AgrEvo to Gene Logic with respect to such Agricultural Product, or until this Agreement is otherwise terminated pursuant to its terms.

        1.5 "AGREVO BACKGROUND TECHNOLOGY" shall mean (a) any and all discoveries, inventions, information, data, know-how, trade secrets and biological or other materials (including but not limited to Samples), whether or not patentable, that are Controlled by AgrEvo or its Affiliates as of the Agreement Date or during the Research Term and that are disclosed to or used by Gene Logic in furtherance of and in the course of the Research Program; (b) all enhancements and improvements to the foregoing; and (c) all Patent Rights or other intellectual property rights Controlled by AgrEvo or its Affiliates covering any of the foregoing.

        1.6 "AGRICULTURAL PRODUCT" shall mean (a) any seed (including any seedling or other planting material) of agricultural, horticultural or forestry plants, which plants are modified with respect to the structure, function or expression of one or more Genetic Targets; or (b) any other product for plant protection, or for plant improvement in agriculture, horticulture or forestry that is identified through its effect on one or more Genetic Targets.

        1.7      "ALLIANCE" shall have the meaning set forth in the preamble.

        1.8      "ALLIANCE DIRECTOR" shall have the meaning set forth in Section
3.3.

        1.9 "BASE INFORMATION" shall mean all sequence information pertaining to nucleic acids and proteins generated by Gene Logic from Samples under the Research Program. "Base Information" does not include other information from the Research Database, including without limitation methods, expression profiles and Sample annotations.

        1.10     "cDNA" shall mean a DNA copy of part or all of a mRNA.

        1.11     "CHAIRMAN" shall have the meaning set forth in Section 3.1.

        1.12 "CHANGE OF CONTROL" shall have the meaning set forth in Section 12.2(b).

        1.13     "CLAIM" shall have the meaning set forth in Section 12.1.

        1.14 "COMMERCIAL FIELD" shall mean (a) plant protection and (b) plant improvement in agriculture, horticulture and forestry, including without limitation plant improvements for human food and animal feed applications.

        1.15     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 8.2(a).


                                       2.

        1.16 "CONTROL" shall mean possession of the ability to grant the licenses or sublicenses or to make the assignments as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

        1.17     "CROP" shall have the meaning set forth in Section 7.7(e).

        1.18 "DATABASE DEVELOPMENT AND TECHNOLOGY FEES" shall have the meaning set forth in Section 7.2.

        1.19     "DATABASE MAINTENANCE FEES" shall have the meaning set forth in
Section 7.3.

        1.20 "DISCLOSING PARTY" shall have the meaning set forth in Section 8.2(a).

        1.21 "EFFECTIVE DATE" shall mean the date on which the RMC approves the initial Research Plan pursuant to Section 2.1.

        1.22     "EXCLUSIVE EXTENSION" shall have the meaning set forth in
Section 2.6(b)(iii).

        1.23 "1ST NON-EXCLUSIVE EXTENSION" shall have the meaning set forth in Section 2.6(b)(ii).

        1.24 "FLOW-THRU CHIP TECHNOLOGY" shall mean Gene Logic's technology for the use of a chip employing a substrate traversed by a grid of micro-channels for high-throughput analysis of changes in the expression of known genes.

        1.25 "FOREGROUND TECHNOLOGY" shall mean all discoveries, inventions, information, data, know-how, trade secrets and biological or other materials (whether or not patentable) arising out of the Research Program that are conceived, generated or reduced to practice during the Research Term other than such discoveries, inventions, information, data, know-how, trade secrets or materials that constitute Gene Logic Background Technology, Gene Logic Assays or AgrEvo Background Technology. "Foreground Technology" includes, without limitation, Base Information, Program Material, Gene Products, Genetic Targets and any material, information and products obtained by utilizing any of the foregoing.

        1.26 "FURTHER DEVELOPMENT" shall mean (a) with respect to a Gene Product that may have utility in the development of a seed product, the "Elite Event Selection" process as more fully disclosed in the memorandum prepared by AgrEvo and submitted to Gene Logic prior to the Agreement Date; or (b) with respect to a Gene Product that may have utility in the development of all other Agricultural Products, the commencement of high throughput chemical screening using such Gene Product.

        1.27 "GENE LOGIC ASSAY" shall mean the high-throughput analysis of changes in gene expression using a chip containing a panel of Gene Products, which utilizes the Flow-thru Chip Technology, and related tools and procedures.

        1.28 "GENE LOGIC BACKGROUND TECHNOLOGY" shall mean (a) all discoveries, inventions, information, data, know-how, trade secrets and biological or other materials (whether or not patentable) that are Controlled by Gene Logic as of the Agreement Date or during the


                                       3.

Research Term and that pertain to (i) the READS(TM) Technology, (ii) the MuST(TM) Technology, (iii) the Gene Logic Software, (iv) upon the election by the RMC in accordance with the terms of this Agreement, any Gene Logic Assay or Gene Logic Future Technology selected by the RMC, and (v) the database architecture and design of, and the analytical tools within, the Research Database, (b) all enhancements and improvements thereto, and (c) all Patent Rights or other intellectual property rights Controlled by Gene Logic covering the foregoing. "Gene Logic Background Technology" does not include any information that results from the application of any Gene Logic Background Technology in the course of the Research Program (other than to the extent such information constitutes an improvement to or enhancement of Gene Logic Background Technology).

        1.29 "GENE LOGIC FUTURE TECHNOLOGY" shall mean (a) all discoveries, inventions, information, data, know-how, trade secrets and biological or other materials (whether or not patentable) that (i) are not included in the Gene Logic Background Technology, Flow-thru Chip Technology, or Acquired Technology,
(ii) do not constitute a Gene Logic Assay or part thereof, (iii) are neither AgrEvo Background Technology nor Foreground Technology, (iv) relate to the field of analysis of gene expression and the selection and prioritization of genes as targets, and (v) become Controlled by Gene Logic after the Agreement Date, whether as a result of internal development, acquisition or licensing-in, (b) all enhancements and improvements thereto, and (c) all Patent Rights or other intellectual property rights Controlled by Gene Logic covering the foregoing.

        1.30 "GENE LOGIC SOFTWARE" shall mean Gene Logic's software programs for the analysis of gene expression and gene regulation and the identification and prioritization of genes as targets that are Controlled by Gene Logic as of the Agreement Date or during the Research Term.

        1.31 "GENE PRODUCT" shall mean (a) any gene that (i) is selected through the use of the Research Database and (ii) encodes a mRNA present in a Sample, (b) any RNA, cDNA or protein encoded wholly or in part by such gene and
(c) any part of such gene.

        1.32 "GENETIC TARGET" shall mean any Gene Product that AgrEvo uses for Further Development during the Research Term or within seven years from the end of the Research Term.

        1.33 "INITIAL TERM" shall mean the period commencing on the Effective Date and ending upon the third anniversary of the Effective Date.

        1.34 "INVENTION" shall mean any discovery, invention, information, data, know-how, trade secret or biological or other material (whether or not patentable) arising out of the Research Program that is conceived, generated or reduced to practice during the Research Term.

        1.35 "LICENSEE REVENUES" shall mean all royalties received by AgrEvo or its Affiliates for the sale of Agricultural Products or license of Genetic Targets from any Third Party to whom AgrEvo or its Affiliates licenses any Agricultural Product or Genetic Targets; provided, however, that "Licensee Revenues" shall include all Technology Use Fees received by AgrEvo or its Affiliates from Third Parties not included in Net Sales.


                                       4.

        1.36     "MILESTONE FEE" shall have the meaning set forth in Section
7.7.

        1.37 "MUST TECHNOLOGY" shall mean Gene Logic's Multiplex Selection of Transcription Factors technology for identifying the nucleotide sequences of the transcription factor binding sites through which the expression of genes is regulated.

        1.38 "NET SALES" shall mean the aggregate revenues effectively received by AgrEvo or its Affiliates for the sale of an Agricultural Product, less the following deductions:

                 (1) Prompt payment or other trade or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

                 (2) Amounts repaid or credited by reason of timely rejections or returns;

                 (3) Taxes on the sale of a Agricultural Product (other than franchise or income taxes on the income of the seller) actually paid or withheld;

                 (4) Transportation and delivery charges, including insurance premiums, actually incurred.

Notwithstanding the foregoing, amounts received by AgrEvo or its Affiliates for the sale of Agricultural Products among AgrEvo and its Affiliates whether for their internal use or for resale or other disposition will not be included in the computation of Net Sales hereunder.

"Net Sales" shall also include Technology Use Fees received by AgrEvo or its Affiliates from Third Parties in connection with sales of seeds by AgrEvo or its Affiliates to the extent such Technology Use Fees cover only one growing cycle.

        1.39 "PATENT RIGHTS" shall mean, with respect to Gene Logic or AgrEvo, all United States and foreign patents (including all reissues, extensions, confirmations, registrations, re-examinations, and inventor's certificates) and patent applications (including, without limitation, all substitutions, continuations, continuations-in-part and divisionals thereof) necessary for the purposes of this Agreement Controlled by Gene Logic or AgrEvo at any time during the Agreement Term.

        1.40 "PROGRAM MATERIAL" shall mean any biological or biologically derived material obtained by Gene Logic in the course of the Research Program during the Research Term, including without limitation processed RNA samples and cDNAs.

        1.41     "PUBLISHING PARTY" shall have the meaning set forth in Section
8.4.

        1.42 "READS TECHNOLOGY" shall mean Gene Logic's Restriction Enzyme Analysis of Differentially-expressed Sequences technology for measuring gene expression by detecting mRNA gene transcripts present in the cell or tissue sample, generating gene expression profiles, comparing profiles between different samples and generating data for databases.

        1.43     "RECEIVING PARTY" shall have the meaning set forth in Section
8.2(a).


                                       5.

        1.44     "REPORTS" shall have the meaning set forth in Section 5.7.

        1.45 "RESEARCH DATABASE" shall mean the database created by Gene Logic using the Gene Logic Background Technology pursuant to the Research Plan and containing data derived from experiments conducted with respect to Samples. The structure and organization of the Research Database is more fully described in the memorandum prepared by Gene Logic and submitted to AgrEvo prior to the Agreement Date.

        1.46 "RESEARCH FIELD" shall mean the application of Gene Logic Background Technology to discover genes for use in the development of products for the Commercial Field. "Research Field" shall not include the application of any high throughput analysis technologies based on arrays of micro-channels, such as the Flow-thru Chip Technology, and will not include the application of any Acquired Technology.

        1.47     "RESEARCH PLAN" shall have the meaning set forth in Section
2.1.

        1.48 "RESEARCH PROGRAM" shall mean that program of research performed during the Research Term by the parties pursuant to Section 2 for the analysis and processing of Samples and for the creation of the Research Database.

        1.49 "RESEARCH TERM" shall mean the Initial Term, subject to extension or earlier termination as set forth herein.

        1.50 "RESPONSIBLE PARTY" shall have the meaning set forth in Section 4.7(a).

        1.51     "REVIEWING PARTY" shall have the meaning set forth in Section
8.4.

        1.52     "RMC" shall have the meaning set forth in Section 3.1.

        1.53 "SAMPLES" shall mean tissue samples, cell lines or RNA preparations provided to Gene Logic by AgrEvo for analysis pursuant to the Research Plan.

        1.54 "SCIENTIFIC FTE" shall mean the equivalent of a full-time researcher's or program manager's work time over a 12-month period (including normal vacations, sick days and holidays).

        1.55 "2ND NON-EXCLUSIVE EXTENSION" shall have the meaning set forth in Section 2.6(b)(ii).

        1.56     "SIGNING FEE" shall have the meaning set forth in Section 7.1.

        1.57     "TECHNOLOGY TRANSFER DATE" shall have the meaning set forth in
Section 2.6(b)(iv).

        1.58 "TECHNOLOGY USE FEE" shall mean the amount of fees effectively received by AgrEvo or its Affiliates (after deducting any amounts paid to Third Parties collecting such fees on behalf of AgrEvo or its Affiliates for such collection activity) as remuneration for the license or use of Genetic Targets in seed (and not simply consideration for the purchase of the seed),


                                       6.

which fees are paid by the farmer, grower or another Third Party (such as a distributor or dealer) that purchased the seed.

        1.59 "THIRD PARTY" shall mean any party other than AgrEvo or Gene Logic or an Affiliate of either of them.

2.      RESEARCH PROGRAM.

        2.1 UNDERTAKING AND SCOPE. During the period commencing on the Agreement Date and ending on August 15, 1998, AgrEvo and Gene Logic will work to develop a plan for the creation and use of the Research Database. The RMC will review and, in its discretion, approve or modify the general direction of such plan. Such plan, as approved by the RMC for any year of the Research Program, is referred to herein as the "Research Plan." The primary deliverables for the Research Program are set forth in Schedule 2.1 attached hereto. At least 120 days before each anniversary of the Effective Date during the Research Term, AgrEvo and Gene Logic will jointly develop and propose to the RMC a Research Plan to govern further development of the Research Database during the following year of the Research Program, with input as appropriate from Gene Logic, and the RMC shall review, modify if appropriate, and approve such Research Plan by the date 90 days before such anniversary. At any time, the RMC may modify or amend any such Research Plan as appropriate or necessary to reflect the parties' experiences in performing the Research Program. Each party agrees to use all reasonable efforts to perform the activities detailed in the Research Plan in a professional and timely manner.

        2.2      EXCLUSIVITY.

                 (a) Neither AgrEvo nor its Affiliates will during the Initial Term directly or indirectly conduct, contract or fund any activity involving the application of gel-based, high throughput mRNA-based expression profiling technologies for the analysis of tissue samples or RNA preparations for use in the development of products in the Commercial Field, except in accordance with this Agreement, without the prior written consent of Gene Logic.

                 (b) Neither Gene Logic nor its Affiliates during the Initial Term will directly or indirectly conduct, contract or fund any activity in the Research Field, except in accordance with this Agreement, without the prior written consent of AgrEvo.

                 (c) If Alternative C is elected under Section 2.6(b)(iii), exclusivity under Sections 2.2(a) and (b) will continue during the Exclusive Extension.

                 (d) If Alternative D is elected under Section 2.6(b)(iv), exclusivity under Section 2.2(b) will continue to apply to Gene Logic perpetually (subject to the payment by AgrEvo of the amounts set forth in Section 2.6(b)(iv)).


                                       7.

        2.3 PERSONNEL AND RESOURCES. Each party agrees to commit the personnel, facilities, technology and other resources necessary to perform its obligations under the Research Plan; provided, however, that neither party warrants that the Research Program shall achieve any of the research objectives contemplated by them. During the Research Term, AgrEvo and Gene Logic will each maintain the number of Scientific FTEs, which in the case of Gene Logic shall not be fewer than [ * * * ] Scientific FTEs, devoted to cooperative work as are required under the Research Plan. The scientific priorities and direction of the work of such Scientific FTEs will be determined by the RMC. Gene Logic agrees to consult with the RMC with regard to its personnel employed in the Research Program. AgrEvo will provide funding to support Gene Logic's performance of its obligations under the Research Plan as set forth in Section 7. The use of consultants, agents or subcontractors by Gene Logic to conduct activities under the Research Program is subject to prior approval by the RMC.

        2.4 INFORMATION AND REPORTS CONCERNING THE RESEARCH PROGRAM; DELIVERY OF PROGRAM MATERIALS. All information, technology or inventions in the Research Field made by Gene Logic in the course of the Research Program will be disclosed promptly to AgrEvo. In addition, Gene Logic will grant AgrEvo access to the results obtained by Gene Logic in the Research Program as set forth in the memorandum referred to in Section 1.45 and in Schedule 2.1. When reporting on enhancements or improvements on Gene Logic Background Technology, Gene Logic will inform AgrEvo of the intellectual property status of such enhancements or improvements. All Foreground Technology conceived, generated or reduced to practice by AgrEvo in the course of the Research Program will be disclosed to Gene Logic as soon as practicable, as necessary to enable Gene Logic to conduct the Research Program. All information, technology or inventions that constitute enhancements or improvements on Gene Logic Background Technology made by AgrEvo or its Affiliates in the course of the Research Program will be disclosed promptly to Gene Logic. When reporting on enhancements or improvements on Gene Logic Background Technology, AgrEvo will inform Gene Logic of the intellectual property status of such enhancements or improvements. Upon the request of AgrEvo, Gene Logic will transfer any Program Material to AgrEvo.

        2.5 SAMPLES. AgrEvo shall supply Samples to Gene Logic, as well as, at AgrEvo's discretion, background information with respect to such Samples and related experimental protocols, for Gene Logic to develop the Research Database and otherwise carry out the purposes of this Agreement and the Research Plan. Gene Logic will, and will take reasonable steps to ensure that its employees and, if the use of consultants or agents is approved by the RMC, its consultants and agents, use the Samples and background information in a manner that is consistent with the terms of this Agreement and the Research Plan. Gene Logic will use the Samples for no purpose other than in furtherance of the Research Program, and at the end of the Research Term, Gene Logic will destroy or return to AgrEvo any Sample or other Program Material remaining.


                                       8.

                       * CONFIDENTIAL TREATMENT REQUESTED

        2.6      TERM OF THE RESEARCH PROGRAM.

                 (a) Work under the Research Program will commence as of the Effective Date and will terminate upon expiration or termination of the Research Term. Except as provided in Section 2.6(b)(iii), AgrEvo may elect to terminate the Research Term by providing written notice to Gene Logic at least six months prior to the date such termination is to take effect, which date shall be no earlier than 18 months after the Effective Date.

                 (b) At least 90 days prior to the end of the Initial Term, AgrEvo shall provide written notice to Gene Logic of its election of one of the following alternatives.

                          (i)      ALTERNATIVE A - TERMINATION: AgrEvo may elect
to terminate the Research Term effective as of the last day of the Initial Term. In the event that AgrEvo does not provide written notice by the date that is 90 days prior to the end of the Initial Term, AgrEvo shall be deemed to have elected Alternative A.

                          (ii)     ALTERNATIVE B - NON-EXCLUSIVE EXTENSION:
AgrEvo may elect to extend the Research Term for one two-year extension (the "1st Non-Exclusive Extension") on the same basic terms applicable to the Initial Term. In the event that AgrEvo has elected the 1st Non-Exclusive Extension, at least 90 days prior to the end of the 1st Non-Exclusive Extension AgrEvo shall provide written notice to Gene Logic of its election to either (A) extend the Research Term for a second two-year extension (the "2nd Non-Exclusive Extension") on the same basic terms applicable to the Initial Term or (B) terminate the Research Term effective as of the last day of the 1st Non-Exclusive Extension. In the event that AgrEvo does not provide written notice by the date that is 90 days prior to the end of the 1st Non-Exclusive Extension, AgrEvo shall be deemed to have elected to terminate the Research Term. During each of the 1st Non-Exclusive Extension and the 2nd Non-Exclusive Extension, the obligations of both parties set forth in Section 2.2 shall cease to apply.

                          (iii)    ALTERNATIVE C - EXCLUSIVE EXTENSION: AgrEvo
may elect to extend the Research Term for a period of five years (the "Exclusive Extension") on the same basic terms applicable to the Initial Term, except as provided in Sections 7.2(d), 7.3(b) and 7.4(a). AgrEvo will make a [ * * * ] up-front payment upon commencement of the Exclusive Extension. If AgrEvo has elected the Exclusive Extension, AgrEvo may thereafter elect to terminate the Research Term by providing written notice to Gene Logic at least six months prior to the date such termination is to take effect, which date shall be no earlier than 30 months from the commencement of the Exclusive Extension.


                                       9.

                       * CONFIDENTIAL TREATMENT REQUESTED

                          (iv)     ALTERNATIVE D - TECHNOLOGY TRANSFER:  AgrEvo
may elect to terminate the Research Program effective as of the last day of the Initial Term and have Gene Logic grant to AgrEvo an exclusive license to the Gene Logic Background Technology as set forth in Section 5.2. In the event that AgrEvo elects this Alternative D, AgrEvo will pay to Gene Logic [ * * * ] upon the last day of the Initial Term (the "Technology Transfer Date") and [ * * * ] upon the first anniversary of the Technology Transfer Date. AgrEvo shall pay to Gene Logic [ * * * ] on the Technology Transfer Date and each of the first, second, third and fourth anniversaries of the Technology Transfer Date in order to maintain the license under Section 5.2. Gene Logic will use commercially reasonable efforts to cooperate with AgrEvo to the extent AgrEvo desires to sublicense its rights under such license to the Gene Logic Background Technology in the Research Field and the Commercial Field. In addition, during the one-year period following the Technology Transfer Date, AgrEvo will pay to Gene Logic on a quarterly basis, in arrears, for those Gene Logic Scientific FTEs necessary to complete the transfer of technology based on a technology transfer plan agreed by the parties up to a maximum of [ * * * ] Gene Logic Scientific FTEs.

        2.7      SELECTION OF GENETIC TARGETS.

                 (a) During the course of the Research Program, Gene Products will be identified and prioritized as potential Genetic Targets using information from the Research Database. Gene Logic will work to develop plant-specific techniques and protocols to process the Samples in accordance with the Research Plan. Under the direction of the RMC, Gene Logic will use commercially reasonable efforts (within the constraints of the Scientific FTE allocation set forth in the Research Plan) to obtain partial and full length cDNA sequences. Based upon AgrEvo's standard, internal research and development criteria, AgrEvo will, in its sole discretion, decide whether to commence Further Development with regard to a particular Gene Product. AgrEvo shall notify Gene Logic in writing and make the payment described in Section 7.5 prior to using any Genetic Target in Further Development.

                 (b) AgrEvo agrees to keep laboratory notebooks that record whether information obtained from the Research Database has been used in the selection of Gene Products as targets for further development and to provide an independent Third Party, reasonably acceptable to both parties, with access to such laboratory notebooks upon reasonable prior notice and during normal business hours (but not more than once a year) for the sole purpose of confirming whether Gene Products have become Genetic Targets. The laboratory notebooks shall constitute Confidential Information of AgrEvo. The costs associated with the appointment of an independent Third Party pursuant to this
Section 2.7(b) shall be borne by Gene Logic unless, as a result of such investigation, AgrEvo is obligated to pay any additional amounts under Section 7, in which case AgrEvo shall reimburse Gene Logic for such costs.


                                       10.

                       * CONFIDENTIAL TREATMENT REQUESTED

        2.8      FLOW-THRU CHIP.

                 (a) Gene Logic shall use commercially reasonable and diligent efforts (as defined in Section 5.6(a)) to develop the Flow-thru Chip Technology for application in the Research Program. AgrEvo may request that Gene Logic develop one or more Gene Logic Assays and run such Gene Logic Assays with respect to one or more Gene Products within the Research Database for AgrEvo for the purpose of discovery or discovering the utility of Agricultural Products. Gene Logic shall advise AgrEvo of the anticipated schedule and budget to develop such Gene Logic Assay and, following approval of such schedule and budget by AgrEvo in writing, shall commence the development of such Gene Logic Assay; provided, however, that it is understood that Gene Logic shall use commercially reasonable and diligent efforts to comply with any such request consistent with Gene Logic's internal development of the technology necessary to implement such requests. In the event that AgrEvo makes a request pursuant to this Section 2.8(a) and subject to the other conditions set forth herein, the RMC shall review the Research Plan to determine the resources to be allocated to develop such Gene Logic Assay, including the number of Scientific FTEs to be dedicated to such task, and shall make such modifications to the Research Plan as are necessary and appropriate to implement such request.

                 (b) In the event that Gene Logic develops a Gene Logic Assay pursuant to AgrEvo's request pursuant to Section 2.8(a) and the technology necessary to enable Gene Logic to capture the data generated by Gene Logic Assays in the Research Database becomes available, either internally or from a Third Party on commercially reasonable terms and conditions, the RMC shall review the Research Plan to determine the resources to be allocated to implement, develop or otherwise acquire such technology, which shall become Gene Logic Background Technology for purposes of this Agreement, and shall make such modifications to the Research Plan as are necessary and appropriate to accomplish such task.

        2.9 AGREVO RIGHT OF FIRST NEGOTIATION ON ACQUIRED TECHNOLOGY DURING EXCLUSIVITY PERIOD.

                 (a) For the duration of the period that the Alliance is exclusive as determined in accordance with Section 2.2 and subject to the terms and conditions set forth in this Section 2.9, Gene Logic hereby grants to AgrEvo a right of first negotiation to expand the Research Program to include any Acquired Technology with application within the Commercial Field.

                 (b) Within 30 days of Acquired Technology becoming Controlled by Gene Logic, Gene Logic shall provide written notice to AgrEvo of such event. Such notice shall contain a reasonable summary of such Acquired Technology. AgrEvo shall provide written notice to Gene Logic as soon as practicable as to whether AgrEvo wishes to exercise this right of first negotiation with respect to such Acquired Technology; provided, that if AgrEvo does not provide such notice by the date that is 30 days after Gene Logic's notice, AgrEvo shall be deemed to have elected not to exercise this right.

                 (c) If AgrEvo elects not to exercise this right of first negotiation with respect to such Acquired Technology, Gene Logic shall be free to utilize the Acquired Technology, with or without one or more Third Parties, without further obligation to AgrEvo with respect thereto.


                                       11.

                 (d) If AgrEvo timely elects to exercise this right of first negotiation with respect to such Acquired Technology, then for a period of up to 90 days after Gene Logic's notice as provided in Section 2.9(b), Gene Logic and AgrEvo shall negotiate in good faith commercially reasonable terms for such expansion of the Research Program to include such Acquired Technology; provided, however, that if at the end of such 90-day period, the parties have not reached a mutually acceptable agreement with respect to such terms as evidenced by a written instrument signed by both parties, then AgrEvo shall have no further rights with respect to such Acquired Technology under this Section 2.9, and Gene Logic shall be free to utilize the Acquired Technology, with or without one or more Third Parties, without further obligation to AgrEvo with respect thereto; provided further, that if Gene Logic enters into an agreement with one or more Third Parties with respect to such Acquired Technology within one year after the end of such 90-day period, the terms of such agreement, taken as a whole, shall be no more favorable to such Third Parties than those proposed by Gene Logic to AgrEvo during such 90-day period.

                 (e) Nothing in this Section 2.9 shall affect the exclusivity obligations set forth in Section 2.2.

        2.10 NOTICE OF ACQUIRED TECHNOLOGY DURING OTHER PERIODS. During any period that the Alliance is not exclusive under Section 2.2, within 30 days of Acquired Technology becoming Controlled by Gene Logic, Gene Logic shall provide written notice to AgrEvo of such event. Such notice shall contain a reasonable summary of such Acquired Technology. AgrEvo shall not have a right of first negotiation with respect to such Acquired Technology.

        2.11 VISITING AGREVO EMPLOYEES. Pursuant to the Research Plan, AgrEvo may request that up to [ * * * ] scientific employees of AgrEvo or its Affiliates work at Gene Logic during the Research Term. The nature and scope of the work to be accomplished by such employees at Gene Logic shall be determined by the RMC, and such employees shall be subject to periodic performance evaluations by the RMC. All costs incurred by Gene Logic in connection with the work of such employees shall be reimbursed by AgrEvo semi-annually within 30 days following receipt by AgrEvo of the documentation of such costs reasonably satisfactory to AgrEvo, which reimbursement shall be in addition to any payments to Gene Logic under Section 7. Such employees will enter into such agreements regarding proprietary information and inventions as Gene Logic may reasonably request.

        2.12 NOTICE OF GENE LOGIC FUTURE TECHNOLOGY. Gene Logic shall provide notice to the RMC of the availability of new Gene Logic Future Technology. Such notice shall contain a reasonable summary of such Gene Logic Future Technology.

3.      RESEARCH MANAGEMENT COMMITTEE; ALLIANCE DIRECTORS; DISPUTE RESOLUTION.

        3.1 RESEARCH MANAGEMENT COMMITTEE. Promptly after the Agreement Date, AgrEvo and Gene Logic will each appoint three representatives to a research management committee (the "RMC"). Attached as Schedule 3.1 is a list of representatives the parties intend to appoint to the RMC. One of the AgrEvo representatives shall be identified as chairman of the RMC (the "Chairman"). The RMC will review, direct and supervise all operational and


                                       12.

                       * CONFIDENTIAL TREATMENT REQUESTED
scientific aspects related to the creation of the Research Database, including whether any new Gene Logic Future Technology should be incorporated into the Research Program. The duties of the RMC shall include approving the Research Plan, agreeing to resource allocations at Gene Logic necessary to conduct the Research Program and monitoring the parties' progress under the Research Plan. The RMC will meet quarterly, or more frequently if mutually agreed, and will alternate sites of meetings between Gene Logic's offices and AgrEvo's offices. Each party recognizes the importance of the RMC in the success of the Research Program and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the RMC at any time upon giving written notice to the other party.

        3.2 RMC MEETINGS. The RMC may meet by telephone or video conference or in person at such times as are agreeable to the members of such committee. Attendance at meetings shall be at the respective expense of the participating parties. The chairman of the RMC shall assure that agendas and minutes are prepared for each of its meetings. All actions taken and decisions made by the RMC shall be by unanimous agreement; provided, however, that in the event that the RMC cannot reach a unanimous agreement on an action or decision regarding the Research Plan, the Chairman may cast the deciding vote with respect to such action or decision. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

        3.3 ALLIANCE DIRECTORS. Each party shall designate at least one of its employees as an alliance director (each an "Alliance Director") for all of the activities contemplated under this Agreement. Such Alliance Directors will be responsible for the day-to-day coordination of the performance of the Research Program and will serve to facilitate communication between the parties with respect thereto.

        3.4 DISPUTE RESOLUTION. During the Research Term, disputes or disagreements between the parties arising hereunder will be referred to the RMC. If the RMC is unable to resolve a dispute or disagreement after 30 days or if a dispute or disagreement arises after the Research Term, such dispute or disagreement will be referred to the Chief Executive Officer of Gene Logic on the one hand and the Head of Research, Agrochemicals and the Head of Research and Development, Biotechnology/Seeds of AgrEvo on the other hand for good faith resolution, for a period of 90 days. If such dispute is not resolved by the end of such 90-day period, then such issue shall be submitted for arbitration within 30 days after either party requests arbitration, according to the terms set forth in Section 11.

4.      PATENTS, KNOW-HOW RIGHTS AND INVENTIONS.

        4.1 INVENTORSHIP. Inventorship or authorship or any similar intellectual property right with respect to any Invention shall be determined in accordance with the applicable laws.

        4.2 OWNERSHIP OF GENE LOGIC BACKGROUND TECHNOLOGY, GENE LOGIC FUTURE TECHNOLOGY, FLOW-THRU CHIP TECHNOLOGY, GENE LOGIC ASSAYS AND ACQUIRED TECHNOLOGY. Gene Logic shall own all rights to the Gene Logic Background Technology, Gene Logic Future Technology and Gene Logic Assays (subject to the grant of intellectual property rights to AgrEvo under the licenses granted under
Section 5) and the Flow-thru Chip Technology and Acquired Technology. The filing, prosecution and maintenance of Patent Rights, copyrights and


                                       13.

other proprietary rights directed at the protection of all rights to the Gene Logic Background Technology, Gene Logic Future Technology, Flow-thru Chip Technology, Gene Logic Assays and the Acquired Technology shall be the responsibility of, and at the discretion of, Gene Logic.

        4.3 OWNERSHIP OF IMPROVEMENTS TO GENE LOGIC BACKGROUND TECHNOLOGY, GENE LOGIC FUTURE TECHNOLOGY, FLOW-THRU CHIP TECHNOLOGY, GENE LOGIC ASSAYS AND ACQUIRED TECHNOLOGY. Gene Logic Background Technology, Gene Logic Future Technology, Flow-thru Chip Technology, Gene Logic Assays and Acquired Technology shall also include any enhancements or improvements thereto discovered by either party during the course of the Research Program. AgrEvo hereby irrevocably assigns to Gene Logic all right, title and interest in and to enhancements or improvements to such Gene Logic Background Technology, Gene Logic Future Technology, Flow-thru Chip Technology, Gene Logic Assays and Acquired Technology discovered by AgrEvo. If AgrEvo has any rights that cannot be assigned to Gene Logic, AgrEvo waives the enforcement of such rights, and if AgrEvo has any rights that cannot be assigned or waived, AgrEvo hereby grants to Gene Logic an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. The filing, prosecution and maintenance of such assigned or licensed Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the enhancements or improvements to the Gene Logic Background Technology, Gene Logic Future Technology, Flow-thru Chip Technology, Gene Logic Assays and Acquired Technology shall be the responsibility of, and at the discretion of, Gene Logic.


                                       14.

        4.4 OWNERSHIP OF AGREVO BACKGROUND TECHNOLOGY. AgrEvo shall own all rights to the AgrEvo Background Technology (subject to the grant of intellectual property rights to Gene Logic under the license granted under Section 5). The filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the AgrEvo Background Technology shall be the responsibility of, and at the discretion of, AgrEvo.

        4.5 OWNERSHIP OF IMPROVEMENTS TO AGREVO BACKGROUND TECHNOLOGY. AgrEvo Background Technology shall also include any enhancements or improvements to the AgrEvo Background Technology discovered by either party during the course of the Research Program. Gene Logic hereby irrevocably assigns to AgrEvo all right, title and interest in and to enhancements or improvements to such AgrEvo Background Technology discovered by Gene Logic. If Gene Logic has any rights that cannot be assigned to AgrEvo, Gene Logic waives the enforcement of such rights, and if Gene Logic has any rights that cannot be assigned or waived, Gene Logic hereby grants to AgrEvo an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. The filing, prosecution and maintenance of such assigned or licensed Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to the enhancements or improvements to the AgrEvo Background Technology shall be the responsibility of, and at the discretion of, AgrEvo.

        4.6      OWNERSHIP OF FOREGROUND TECHNOLOGY.

                 (a) Subject to the grant of intellectual property rights to [ * * * ] under the licenses granted under Section 6 or except as otherwise provided in Sections 4.2 and 4.3, [ * * * ] shall own all rights to any and all Foreground Technology. [ * * * ] hereby irrevocably assigns to [ * * * ]all right, title and interest of [ * * * ] in and to the Foreground Technology. If [
* * * ]has any rights that cannot be assigned to [ * * * ], waives the enforcement of such rights, and if [ * * * ] has any rights that cannot be assigned or waived, [ * * * ] hereby grants to [ * * * ] an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. The filing, prosecution and maintenance of Patent Rights, copyrights and other proprietary rights directed at the protection of all rights to such Foreground Technology shall be the responsibility of, and at the discretion of, [ * * * ] may notify
[ * * * ]of the subject matter of any patent application it proposes to file or has filed with respect to a Foreground Technology, and [ * * * ] agrees to inform [ * * * ]of whether [ * * * ]has previously filed a patent application covering such subject matter or, subject to any obligation of confidentiality, has been granted rights by a Third Party under a published patent application or issued patent covering such subject matter.

                 (b) With respect to Patent Rights, copyrights or other proprietary rights directed at the protection of the Foreground Technology, [ * * * ] may, at its option, provide drafts of documents to be submitted to any governmental patent agency or other authority with respect to initial filings and other filings in the United States and Europe to [ * * * ] for review and comment prior to submission.

                 (c) That part of the Research Database that consists of [ * * * ] Background Technology shall be owned by [ * * * ], and that part of the Research Database that consists of [ * * * ] Background Technology or Foreground Technology shall be owned by [ * * * ].


                                      15.

                       * CONFIDENTIAL TREATMENT REQUESTED

        4.7      PATENT PROTECTION.

                 (a) RIGHTS TO FILE, PROSECUTE AND MAINTAIN PATENT RIGHTS. The party designated as responsible for the filing, prosecution and maintenance of Patent Rights and other proprietary rights pursuant to Section 4.2, 4.3, 4.4,
4.5 or 4.6, as applicable, or AgrEvo if not otherwise indicated (the "Responsible Party") shall have the right, at its option and expense, to prepare, file and prosecute any patent applications or other appropriate filings with respect to the matters described in the respective sections and to maintain any patents issued thereon, copyrights or other similar rights.

                 (b) COOPERATION AND COMMUNICATION. Each party agrees to reasonably assist the Responsible Party, both during and after the Agreement Term, in the preparation, prosecution and defense of all patent applications or other appropriate filings contemplated by this Agreement and in the maintenance of and litigation involving any patents, copyrights or other similar rights issued thereon; provided, however, that, following the Research Term, the Responsible Party shall reimburse the other party for its out-of-pocket expenses incurred in connection with such assistance. Such assistance will include the execution of all documents necessary or desirable for the Responsible Party to fulfill its obligations hereunder (including without limitation assignment documents), giving depositions and testifying, in any country of the world. Each party will cause its employees and consultants who are inventors on an Invention for which the other party is the Responsible Party to comply with this Section 4.7(b) during the term of their employment or consultancy and will use all reasonable efforts to ensure such compliance after termination of their employment or consultancy (including without limitation by having the inventors sign appropriate contractual obligations and by taking reasonable steps to enforce such contractual obligations, if necessary). Gene Logic will use non-publicly available AgrEvo Background Technology or Foreground Technology in support of the preparation and prosecution of a patent application or other filing only after prior written approval of AgrEvo, which approval will not be unreasonably withheld. AgrEvo will use non-publicly available Gene Logic Background Technology or Flow-thru Chip Technology in support of the preparation and prosecution of a patent application or other filing only after prior written approval of Gene Logic, which approval will not be unreasonably withheld.

                 (c) COMMUNICATION REGARDING PATENT PROTECTION. Gene Logic will prepare, prosecute and maintain (and shall keep the other party currently informed of all steps to be taken in such preparation, prosecution and maintenance of) all Patent Rights, copyrights or other similar rights with respect to which it is responsible and shall furnish AgrEvo with copies of documentation of such Patent Rights, copyrights or other similar rights and other related correspondence relating thereto with respect to which it is responsible to and from governmental patent agencies or other authorities.

                 (d) REIMBURSEMENT FOR CERTAIN PATENT EXPENSES. In the event that AgrEvo receives the grant pursuant to Section 5.2 of an exclusive license to Patent Rights and other proprietary rights, AgrEvo shall reimburse Gene Logic for out-of-pocket expenses with respect to such Patent Rights and other proprietary rights incurred by Gene Logic during the term of such license within 30 days of receipt of an invoice therefor, provided that such Patent Rights and other proprietary rights are predominately useful for the Commercial Field.


                                      16.

        4.8 INFRINGEMENT BY THIRD PARTIES. In the event Gene Logic or AgrEvo becomes aware of any actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right of either party which claims an Invention, that party shall promptly notify the other party, and (i) Gene Logic shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right with respect to which Gene Logic is the Responsible Party, and (ii) AgrEvo shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right with respect to which AgrEvo is the Responsible Party. Notwithstanding the foregoing, in the event of any actual or threatened infringement of any Patent Right, copyright, trademark, trade secret or other intellectual property right which claims Foreground Technology, which infringement interferes with any of the rights granted to Gene Logic under
Section 6 but does not interfere with AgrEvo's use of such Patent Right, copyright, trademark, trade secret or other intellectual property right, then Gene Logic shall have the right, at its option and expense, to determine how to proceed in connection with any such actual or threatened infringement. Any recovery realized as a result of any patent infringement action under this
Section 4.8 shall belong to the party who brought the action.

        4.9      ALLEGATIONS OF INFRINGEMENT BY THIRD PARTIES.

                 (a) The parties acknowledge that, in order to exploit the rights contained herein, AgrEvo may require licenses under Third Party patent rights that may be infringed by the use by AgrEvo of the rights granted herein and it is hereby agreed that it shall be AgrEvo's responsibility to satisfy itself as to the need for such licenses (other than licenses to Third Party patent rights that are infringed by the Gene Logic Background Technology) and, if necessary, to obtain such licenses.

                 (b) AgrEvo shall be solely responsible for any threatened or actual claims for Third Party patent infringement or other Third Party intellectual property right arising out of the manufacture, use, sale or importation of a Agricultural Product sold by AgrEvo, its Affiliates or sublicensees. Upon receiving notice of such actual or threatened claims, and to the extent such claims involve any element of Gene Logic Background Technology, Flow-thru Chip Technology or a Gene Logic Assay, AgrEvo shall promptly meet with Gene Logic to discuss the course of action to be taken to resolve or defend any such infringement litigation.

5.      LICENSES.

        5.1 RESEARCH DATABASE LICENSE TO AGREVO. Subject to the terms and conditions of this Agreement, including without limitation the timely payment by AgrEvo to Gene Logic of the Signing Fee set forth in Section 7.1 and all of the applicable Database Development and Technology Fees set forth in Section 7.2, Gene Logic hereby grants to AgrEvo and its Affiliates rights to use the Research Database as follows:

                 (a) Gene Logic hereby grants to AgrEvo and its Affiliates an exclusive, worldwide license to use the Research Database solely for their internal research purposes in the Commercial Field during the Research Term.


                                      17.

                 (b) If AgrEvo elects to terminate the Research Term early pursuant to Section 2.6(a) effective upon the earliest date that termination may be effective under such Section, upon the payment of the Database License Maintenance Fee set forth in Section 7.3(a), Gene Logic hereby grants to AgrEvo and its Affiliates a perpetual, exclusive, worldwide license to use the Research Database solely for their internal research purposes in the Commercial Field following such early termination of the Research Term.

                 (c) If AgrEvo elects to terminate the Research Term early pursuant to Section 2.6(a) effective at any time after the earliest date that termination may be effective under such Section or if any of Alternative A, Alternative B or Alternative C has been elected under Section 2.6(b)(i), (ii) or
(iii), upon the payment of the Database License Maintenance Fee set forth in
Section 7.3(b) (and, in the case of Alternative C, subject to the timely payment of the amount set forth in Section 2.6(b)(iii)), Gene Logic hereby grants to AgrEvo and its Affiliates a perpetual, exclusive, worldwide license to use the Research Database solely for their internal research purposes in the Commercial Field following the Research Term.

                 (d) If Alternative D has been elected under Section 2.6(b)(iv), effective upon the Technology Transfer Date and subject to the timely payment of the amounts set forth in Section 2.6(b)(iv), Gene Logic hereby grants to AgrEvo and its Affiliates a perpetual, exclusive, worldwide license to use the Research Database solely for their internal research purposes in the Commercial Field following the Research Term.

                 (e) With respect to each of the licenses set forth in clauses (a) through (d) of this Section 5.1 and coterminous therewith, Gene Logic hereby grants to AgrEvo a worldwide, non-exclusive license, with no right to sublicense, in the Research Field to the Gene Logic Background Technology solely to the extent necessary to allow AgrEvo and its Affiliates to use the Research Database as set forth in the applicable license in clauses (a) through
(d).

                 (f) AgrEvo and its Affiliates will have no right to sublicense to Third Parties under any rights granted under this Section 5.1 and shall not provide the Research Database, or any Gene Logic Background Technology with respect thereto, to any Third Party (other than consultants to whom disclosure is permitted under Section 8.3) without prior written consent of Gene Logic.

                 (g) This Section 5.1 shall not restrict AgrEvo or its Affiliates from freely using the Foreground Technology.

        5.2 EXCLUSIVE LICENSE TO AGREVO IN THE EVENT OF A TECHNOLOGY TRANSFER. If Alternative D is elected under Section 2.6(b)(iv), effective upon the Technology Transfer Date and subject to the timely payment of the amounts set forth in Section 2.6(b)(iv), Gene Logic hereby grants to AgrEvo a perpetual, worldwide, exclusive license, with right to sublicense, in the Research Field and the Commercial Field to the Gene Logic Background Technology, including all improvements to such Gene Logic Background Technology in the Research Field and the Commercial Field Controlled by Gene Logic through the fifth anniversary of the Technology Transfer Date.


                                      18.

        5.3 NON-EXCLUSIVE LICENSE TO AGREVO FOLLOWING A CHANGE OF CONTROL. If Alternative E is elected under Section 12.2, effective upon the last day of the Research Term and subject to the timely payment of the amounts set forth in
Section 12.2(a), Gene Logic hereby grants to AgrEvo a perpetual, worldwide, non-exclusive license, with no right to sublicense, in the Research Field and the Commercial Field to the Gene Logic Background Technology, including all improvements to such Gene Logic Background Technology in the Research Field and the Commercial Field Controlled by Gene Logic through the fifth anniversary of the last day of the Research Term.

        5.4 LICENSE OF AGREVO BACKGROUND TECHNOLOGY. AgrEvo grants to Gene Logic a non-exclusive, fully-paid, worldwide license under the AgrEvo Background Technology to use and analyze any Samples provided by AgrEvo and the data and progeny derived therefrom solely for purposes of the Research Program during the Research Term.

        5.5 GENE LOGIC BACKGROUND TECHNOLOGY PATENT RIGHTS. Gene Logic agrees not to assert against AgrEvo, its Affiliates or their respective licensees any Patent Rights or other intellectual property rights Controlled by Gene Logic and covering Gene Logic Background Technology to preclude the development, production, use or commercialization of any product in the Commercial Field utilizing any element of Foreground Technology.

        5.6      DILIGENCE.

                 (a) During the Research Term, Gene Logic shall use commercially reasonable and diligent efforts, consistent with the Research Program, to perform analysis of the Samples using the Gene Logic Background Technology (including, but not limited to, analysis of gene expression, hybridization array techniques, gene sequencing and generation of expressed sequence tags) to develop the Research Database. For purposes of this Agreement, "commercially reasonable and diligent efforts" will mean, unless the parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other research efforts and to products of similar scientific and commercial potential within such party's relevant research programs and product lines.

                 (b) During the Research Term, AgrEvo shall use commercially reasonable and diligent efforts to conduct active, ongoing research activities utilizing the Research Database.

                 (c) Without limiting the foregoing, AgrEvo (or its Affiliates or sublicensees) shall use commercially reasonable and diligent efforts to develop and commercialize Agricultural Products. Gene Logic may provide 30 days written notice to AgrEvo if, in Gene Logic's opinion, AgrEvo (or its Affiliates or sublicensees) is not using commercially reasonable and diligent efforts with regard to Agricultural Products, whereupon the parties agree to hold a meeting, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the dispute. If, within 120 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, then such dispute shall be submitted for resolution according to the terms set forth in Section 11.


                                      19.

        5.7 REPORTS. AgrEvo shall keep Gene Logic informed on a reasonable basis of its efforts to select Genetic Targets and to develop Agricultural Products, and to provide written reports to Gene Logic on an annual basis (the "Reports"). The Reports shall provide, as applicable, the following information:
(i) a listing of the Gene Products which AgrEvo has identified as prospects for Further Development, (ii) a status update on AgrEvo's progress toward selection of particular Gene Products as Genetic Targets, (iii) AgrEvo's decisions for Further Development with regard to selected Genetic Targets, (iv) AgrEvo's progress in Further Development of Genetic Targets, and (v) a listing of Agricultural Products then available for sale. The Reports shall constitute Confidential Information of AgrEvo, and Gene Logic will provide copies of such Reports only to Gene Logic officers and employees on a need-to-know basis.

6.      RIGHTS TO BASE INFORMATION.

        6.1      [...***...] RIGHTS.

                (a) For the duration of the period that the Alliance is exclusive as determined in accordance with Section 2.2, [...***...] and its Affiliates hereby grant to [...***...] and its Affiliates a non-exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers of sublicense, under any Patent Rights and other proprietary rights Controlled by [...***...] to all Base Information claimed therein solely for inclusion of such Base Information in research databases developed by [...***...] outside of the Research Field and the Commercial Field; provided that sequence information substantially identical to such Base Information was identified by [...***...] or any of its Affiliates or any Third Party engaged in a bona fide research collaboration with [...***...] or any of its Affiliates independent of the Research Program.

                (b) During any period that the Alliance is not exclusive under Section 2.2, [...***...] and its Affiliates hereby grant to [...***...] and its Affiliates a non-exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers of sublicense, under any Patent Rights and other proprietary rights Controlled by [...***...] to all Base Information claimed therein solely for inclusion of such Base Information in research databases developed by [...***...] without limitation to either the Research Field or the Commercial Field; provided that sequence information substantially identical to such Base Information was identified by [...***...] or any of its Affiliates or any Third Party engaged in a bona fide research collaboration with [...***...] or any of its Affiliates independent of the Research Program.

        6.2      [...***...] RIGHTS. [...***...] and its Affiliates
hereby grant to [...***...] and its Affiliates a non-exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers of sublicense, under any Patent Rights and other proprietary rights Controlled by [...***...] to sequence information substantially identical to Base Information solely for inclusion of such sequence information in the Research Database within the Research Field and the Commercial Field.


                                      20.


                       * CONFIDENTIAL TREATMENT REQUESTED

7.      PAYMENTS AND ROYALTIES.

        7.1 SIGNING FEE. AgrEvo shall pay Gene Logic [ * * * ] (the "Signing Fee"), of which [ * * * ] will be paid upon the Agreement Date and
[ * * * ] will be paid by the execution and delivery by AgrEvo to Gene Logic of a promissory note substantially in the form attached hereto as Exhibit 7.1.

        7.2 DATABASE DEVELOPMENT AND TECHNOLOGY FEES. The following payments ("Database Development and Technology Fees") will be made to Gene
Logic:

                 (a) AgrEvo shall pay Gene Logic [ * * * ] upon the first anniversary of the Effective Date during the Initial Term to defray research costs associated with creating the Research Database and analyzing Samples pursuant to the Research Plan during the initial 24 months of the Initial Term.

                 (b) AgrEvo shall pay Gene Logic [ * * * ] upon the second anniversary of the Effective Date during the Initial Term to defray research costs associated with creating the Research Database and analyzing Samples pursuant to the Research Plan during the last 12 months of the Initial Term.

                 (c) If Alternative B is elected under Section 2.6(b)(ii), AgrEvo shall pay Gene Logic [ * * * ] upon the last day of the Initial Term and thereafter upon each anniversary of the Effective Date during the Research Term, as extended (other than with respect to such anniversary when it falls on the last day of the Research Term), to defray research costs associated with creating the Research Database and analyzing Samples pursuant to the Research Plan during the extended Research Term.

                 (d) If Alternative C is elected under Section 2.6(b)(iii), AgrEvo shall pay Gene Logic [ * * * ] upon the last day of the Initial Term and thereafter upon each anniversary of the Effective Date during the Research Term, as extended (other than with respect to such anniversary when it falls on the last day of the Research Term), to defray research costs associated with creating the Research Database and analyzing Samples pursuant to the Research Plan during the extended Research Term.

        7.3 DATABASE LICENSE MAINTENANCE FEES. If AgrEvo elects to maintain its exclusive license to the Research Database following the Research Term under
Section 5.1, the following payments ("Database Maintenance Fees") will be made to Gene Logic:

                 (a) If early termination of the Research Term has been elected by AgrEvo pursuant to Section 2.6(a) effective upon the earliest date that termination may be effective under such Section, AgrEvo shall pay Gene Logic [ * * * ] upon the date the Research Term terminates in order to maintain the license under Section 5.1(b).

                 (b) If early termination of the Research Term has been elected by AgrEvo pursuant to Section 2.6(a) effective at any time after the earliest date that termination may be effective under such Section or if any of Alternative A, Alternative B or Alternative C has been elected under Section 2.6(b)(i), (ii) or (iii), AgrEvo shall pay Gene Logic [ * * * ] upon the


                                      21.

                       * CONFIDENTIAL TREATMENT REQUESTED
date the Research Term terminates or expires, as applicable, in order to maintain the license under Section 5.1(c).

        7.4      RESEARCH SUPPORT.

                 (a) During the Research Term, AgrEvo shall provide Gene Logic with financial support for the Research Program for Gene Logic's Scientific FTEs at a rate of [ * * * ] per Scientific FTE. The FTE payment rate payable pursuant to this Section 7.4(a) shall be reevaluated annually on each anniversary of the Effective Date and adjusted to reflect cost-of-living increases based upon a mutually acceptable indicator. The number of Scientific FTEs for each year of the Research Term will be set forth in the applicable Research Plan; provided that such number shall not be less than [ * * * ] Scientific FTEs in any one-year period; provided further that, if Alternative C is elected under Section 2.6(b)(iii), such number shall not be less than [ * * * ] Scientific FTEs in any one-year period during the term of the Exclusive Extension.

                 (b) Research funding payments shall be made in advance in four quarterly installments during each year of the Research Term (i.e., on or before April 1, July 1, October 1 and January 1 of each year for use in the next quarter). An initial installment will be made within 15 days of the Effective Date, pro-rated to cover the remainder of such calendar quarter. The last such installment for the Research Program shall be pro-rated to the end of the Research Term.

                 (c) If the Research Program is terminated by AgrEvo pursuant to Section 2.6(a), AgrEvo shall continue to pay Gene Logic the applicable research funding installment payments provided in the then applicable Research Plan as otherwise provided in this Section 7.4 until the effective date of the termination.

        7.5 GENETIC TARGET FEES. AgrEvo shall pay [ * * * ] to GeneLogic for each Genetic Target which AgrEvo selects for Further Development pursuant to
Section 2.7; provided, however, that in any calendar year, if AgrEvo has paid such fee with respect to at least [ * * * ] Genetic Targets selected for Further Development in such year, such fee shall be due and payable only with respect to the first [ * * * ] Genetic Targets selected in such year; provided further, that in the event that AgrEvo fails to use commercially reasonable and diligent efforts (as such term is defined in Section 5.6(a)) with respect to the development of any Genetic Target for which the fee has been waived pursuant to the preceding proviso, Gene Logic shall be entitled to receive such fee with respect to such Genetic Target. The [ * * * ] payment shall be made to Gene Logic prior to commencement of Further Development using such Genetic Target.

        7.6      ROYALTIES PAYABLE BY AGREVO.

                 (a) AgrEvo will pay Gene Logic a royalty of [ * * * ] on Net Sales of each Agricultural Product by AgrEvo or its Affiliates; provided, however, that with respect to each Agricultural Product that is a seed product, such royalty shall be [ * * * ] on Net Sales in the event that AgrEvo and/or its Affiliates pay additional royalties to Third Parties for such Agricultural Product in the aggregate of at least [ * * * ]; provided further, that the [ * * * ] royalty set forth in the preceding proviso shall not apply to the amount by which Net Sales of


                                      22.

                       * CONFIDENTIAL TREATMENT REQUESTED
such Agricultural Product exceed [ * * * ] in any calendar year in which the aggregate Net Sales for such Agricultural Product exceeds [ * * * ].

                 (b) On a country-by-country basis, royalties payable on Net Sales of any Agricultural Product in a country for which AgrEvo or its Affiliates have no Patent Rights with respect to such Agricultural Product or any of the Genetic Targets embodied in such Agricultural Product shall be [ * * * ].

                 (c) In the event that AgrEvo licenses an Agricultural Product, or any Genetic Target, to a Third Party, AgrEvo will pay Gene Logic a royalty of [ * * * ] on Licensee Revenues with respect to such Agricultural Product or Genetic Target; provided, however, that with respect to each Agricultural Product that is a seed product (or Genetic Target embodied therein), such royalty shall be [ * * * ] on Licensee Revenues in the event that AgrEvo and/or its Affiliates pay additional royalties to Third Parties for such Agricultural Product (or Genetic Target) in the aggregate of at least [ * * * ]; provided further, that the [ * * * ] royalty set forth in the preceding proviso shall not apply to the amount by which net sales of the Agricultural Product exceed [ * * * ] in any calendar year in which the aggregate net sales for such Agricultural Product exceeds [ * * * ].

                 (d) Royalties shall be payable on Net Sales and Licensee Revenues with respect to any Agricultural Product (or license of a Genetic Target) for the period of time commencing on the date such Agricultural Product is first sold commercially (or such Genetic Target is licensed) in any country and ending on the earlier of (i) on a country-by-country basis, 10 years from the date of such first commercial sale of such Agricultural Product (or license of such Genetic Target) in such country or (ii) 15 years from the date of first commercial sale of any Agricultural Product based on a Genetic Target on which such Agricultural Product is based (or first license of such Genetic Target). AgrEvo shall remain responsible for all royalty payments payable to Gene Logic pursuant to this Section 7.6 whether AgrEvo or its Affiliates or sublicensees sells such Agricultural Product (or licenses such Genetic Target).

        7.7      MILESTONE PAYMENTS.

                 (a)      AgrEvo shall pay Gene Logic [ * * * ] (the "Milestone
Fee"):

                          (i)      for each Agricultural Product that is a seed
product, upon the submission by AgrEvo, its Affiliates or their respective licensees of an application for deregulated status or consent to market or the equivalent approval procedure for such Agricultural Product; provided that each of the following criteria are met:

                                   (1)      such Agricultural Product has at
least one trait that results from the modification of the structure, function or expression of at least one Genetic Target; and

                                   (2)      such submission is the first such
submission relating to at least one of such traits for the applicable Crop (as defined herein);

provided, however, that in the event that AgrEvo has previously made at least [
* * * ] Milestone Fee payments to Gene Logic with respect to the same Genetic Target, the structure,


                                      23.

                       * CONFIDENTIAL TREATMENT REQUESTED
function or expression of which has been modified in one or more Agricultural Products (for one or more Crops), the Milestone Fee shall be [ * * * ] for each additional Agricultural Product that has at least one trait that results from the modification of the structure, function or expression of such Genetic Target.

                          (ii)     for each Agricultural Product that is not a
seed product, upon the designation for development through the standard AgrEvo development decision approval process (or, if not subject to the standard AgrEvo development decision approval process, the substantially equivalent process for an Affiliate of AgrEvo or a licensee of AgrEvo or an Affiliate, as the case may
be); provided, however, that AgrEvo shall not be required to pay a Milestone Fee with respect to such Agricultural Product if such designation for development relates to an improved compound that has the same use and is based on the same Genetic Target as a compound for which a Milestone Fee has been paid previously pursuant to this Section 7.7(a)(ii); provided further, that in the event that AgrEvo has previously made at least [ * * * ] Milestone Fee payments to Gene Logic with respect to Agricultural Products identified through their effect on the same Genetic Target, the Milestone Fee shall be [ * * * ] for each additional Agricultural Product that is identified through its effect on such Genetic Target.

                 (b) Notwithstanding the provisions of Section 7.7(a), in the event that AgrEvo is obligated to make milestone payments to Third Parties upon the designation for development with respect to an Agricultural Product in an aggregate amount of at least [ * * * ], the Milestone Fee shall be [ * * * ].

                 (c) Notwithstanding the other provisions of this Section 7.7, AgrEvo shall not be required to pay Milestone Fees with respect to any additional Agricultural Product based on a specific Genetic Target after 15 years from the date the first Milestone Fee was paid by AgrEvo with respect to an Agricultural Product based on such Genetic Target.

                 (d) Milestone payments made under this Section 7.7 shall be non-refundable and non-creditable against any other payments due under this Agreement.

                 (e) For purposes of this Section 7.7, "Crop" shall mean a collection of germplasm between which conventional breeding is possible.


                                      24.

                       * CONFIDENTIAL TREATMENT REQUESTED

        7.8 CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Gene Logic; the bank account initially designated by Gene Logic is set forth in Schedule 7.9. All amounts payable by AgrEvo to Gene Logic pursuant to this Section 7 shall be non-refundable and non-creditable against any other payments due under this Agreement. Royalties shall be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates involved for the currency of the United States into which the currencies involved are being exchanged shall be the one quoted by The Wall Street Journal (or, if not available, by Citibank (or its successor) in New York, New York) at the close of business on the last business day of the calendar year in which the royalties were earned to determine any such conversion.

        7.9      PAYMENT AND REPORTING. Royalties due to Gene Logic pursuant to
Section 7.6 will be paid by AgrEvo to Gene Logic on or before March 31 of the calendar year immediately following the year in which such royalties were earned. AgrEvo will provide to Gene Logic with each annual royalty payment a statement of Net Sales and/or Licensee Revenues for each Agricultural Product sold during the applicable calendar year on a country-by-country basis, including a calculation of the royalty amount payable for each Agricultural Product and supporting data sufficient for Gene Logic to confirm the accuracy of such calculations. Such reports shall constitute Confidential Information under this Agreement. If provision is made in law or regulation for withholding, such tax shall be deducted from the payments to be made by AgrEvo and shall be paid by AgrEvo to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Gene Logic. Each party agrees to assist the other party in claiming exemption from or credit for such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force. All amounts payable to Gene Logic pursuant to this Agreement shall be made by wire transfer pursuant to the instructions set forth on
Schedule 7.9.

        7.10 RECORDS AND AUDITS. During the Agreement Term and for a period of five years thereafter, AgrEvo shall keep complete and accurate records pertaining to the development and sale or other disposition of Agricultural Products in sufficient detail to permit Gene Logic to confirm the accuracy of all payments due hereunder. Gene Logic shall have the right to cause an independent, certified public accountant reasonably acceptable to AgrEvo to audit such records to confirm Net Sales and Licensee Revenues and royalty and other payments for the preceding year. Such audits may be exercised during normal business hours once a year upon at least 30 working days' prior written notice to AgrEvo. Gene Logic shall bear the full cost of such audit unless such audit discloses a variance of more than 10% from the amount of the Net Sales or royalties or other payments due under this Agreement. In such case, AgrEvo shall bear the full cost of such audit and Gene Logic shall have the right to audit all prior years not previously audited.

8.      SECURITY AND CONFIDENTIALITY.

        8.1 SECURITY OF RESEARCH DATABASE AND GENE LOGIC SOFTWARE. The parties agree that the following additional terms and conditions apply to the information and data contained in or derived from the Research Database that are disclosed and Gene Logic Software that is provided under the provisions of this
Agreement:


                                      25.

                 (a) AgrEvo and its Affiliates may use the Research Database and the Gene Logic Software only for their own internal use in secure work facilities by authorized personnel and shall not make any copies of the Research Database as an entirety (or a substantial portion thereof) or the Gene Logic Software.

                 (b) AgrEvo and its Affiliates will be provided with access to the Research Database and the Gene Logic Software only through a secure, encrypted link to Gene Logic's computer system.

                 (c) Gene Logic will use commercially reasonable efforts to maintain the security of the Research Database and to hold the Samples in safekeeping.

                 (d)      Each party will promptly notify the other party of any
(i) loss, theft or unauthorized disclosure of information or data derived from the Research Database or the Gene Logic Software and (ii) unauthorized access to the Research Database or the Gene Logic Software.

                 (e) Upon termination of the Research Program as provided in Section 2.6, AgrEvo shall immediately discontinue use of the Gene Logic Software, and AgrEvo shall (i) cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system and (ii) promptly deliver to Gene Logic copies of the Gene Logic Software.

                 (f) Upon termination, if any, of the applicable license as provided in Section 5.1, AgrEvo shall immediately discontinue use of the Research Database, and AgrEvo shall cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system, if not already terminated.

        8.2      CONFIDENTIALITY.

                 (a) Except as specifically permitted hereunder, each party hereby agrees to hold in confidence and not use on behalf of itself or others all technology, data, samples, technical information, commercialization, research strategies, know-how and trade secrets provided by the other party (the "Disclosing Party") during the Agreement Term and all data, results and information developed pursuant to the Research Program and solely owned by the Disclosing Party (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

                          (i)      information that is or becomes part of the
public domain through no fault of the party that receives such Confidential Information (the "Receiving Party") or its Affiliates;

                          (ii)     information that is obtained after the date
hereof by the Receiving Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;


                                      26.

                          (iii)    information that is known to the Receiving
Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the Receiving Party's written records;

                          (iv)     information which has been independently
developed by the Receiving Party or one of its Affiliates without the use of such Confidential Information, as evidenced by the Receiving Party's written records; and

                          (v)      information that is required to be disclosed
to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure.

                 (b) The obligations of this Section 8.2 shall survive for a period of 10 years from the completion or termination of the Research Program with respect to Confidential Information resulting from the Research Program and for a period of five years following the date of disclosure with respect to any other Confidential Information.

        8.3 PERMITTED DISCLOSURES. Confidential Information may be disclosed to employees, agents, consultants or sublicensees of the Receiving Party or its Affiliates but only to the extent required to accomplish the purposes of this Agreement and only if the Receiving Party obtains prior agreement from its employees, agents, consultants and sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and sublicensees do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such party either
(i) upon the written consent of the other party or (ii) if the disclosing party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section 8.

        8.4 PUBLICATION. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, prior to any public disclosure of such results, the party proposing disclosure (the "Publishing Party") shall send the other party (the "Reviewing Party") a copy of the information to be disclosed, and shall allow the Reviewing Party 30 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the Reviewing Party. The Publishing Party shall be free to proceed with the disclosure unless prior to the expiration of such 30-day period the Reviewing Party notifies the Publishing Party that the disclosure contains subject matter for which patent protection should be sought or Confidential Information of the Reviewing Party, and the Publishing Party shall then delay public disclosure of the information for an additional period of up to six months to permit the preparation and filing of a patent application on the subject matter to be disclosed or for the parties to determine a mutually acceptable modification to such publication to protect the


                                      27.

Confidential Information of the Reviewing Party adequately. The Publishing Party shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.


        8.5 PRESS RELEASE. The parties agree that a press release announcing the matters covered by this Agreement will be prepared in advance and will be subject to the mutual approval of the parties, which approval will not unreasonably be withheld; provided, however, that nothing herein shall prohibit a party from disclosing the terms of this Agreement to the extent required to comply with applicable securities laws.

9.      REPRESENTATIONS AND WARRANTIES.

        9.1 LEGAL AUTHORITY. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

        9.2 VALID LICENSES. Each party represents and warrants that it has authority to grant the rights and licenses set forth in this Agreement.

        9.3 NO CONFLICTS. Each party represents and warrants that as of the Agreement Date it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws or other charter documents, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement. Each party further represents and warrants to the other party that it has not entered and will not enter into any agreement, arrangement or understanding with any Third party which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

        9.4 DISCLAIMER. Except as expressly set forth in this Agreement, EACH PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INFORMATION, MATERIALS, SOFTWARE AND OTHER TECHNOLOGY PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY. NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND AS TO THE PATENTABILITY OF ANY DISCOVERY MADE OR TECHNOLOGY DEVELOPED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS AGREEMENT PROVIDES FOR AN INNOVATIVE PROGRAM UTILIZING NEW TECHNOLOGIES AND THAT NO WARRANTY IS MADE AS TO THE UTILITY OF ANY INFORMATION, MATERIALS, SOFTWARE OR OTHER TECHNOLOGY PROVIDED HEREUNDER.

        9.5 LIMITATION ON LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, REMOTE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT IN CONNECTION WITH THIS AGREEMENT AND ITS IMPLEMENTATION.


                                      28.

10.     TERM; TERMINATION.

        10.1 TERM. The term of this Agreement shall commence upon the Agreement Date and shall expire upon the expiration of the Agreement Term.

        10.2     TERMINATION FOR BREACH.

                 (a) BREACH BY GENE LOGIC. If Gene Logic breaches a material term of this Agreement at any time, and has not cured such breach within 60 days after written notice thereof from AgrEvo, then AgrEvo shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 10.5 and subject to the following: (i) the licenses granted to AgrEvo under Section 5 shall remain in full force and effect for so long as AgrEvo is not in breach of its obligations to Gene Logic under this Agreement and (ii) Gene Logic shall return to AgrEvo all Confidential Information of AgrEvo.

                 (b) BREACH BY AGREVO. If AgrEvo breaches a material term of this Agreement at any time, and has not cured such breach within 60 days (or within 30 days in the event of a material breach by AgrEvo of its obligations to make any payments due) after written notice thereof from Gene Logic, then Gene Logic shall have the right to terminate this Agreement effective upon written notice thereof, whereupon all rights and obligations of the parties under this Agreement shall terminate except as set forth in Section 10.5 and subject to the following: (i) the licenses granted to AgrEvo pursuant to Section 5 shall terminate, and (ii) AgrEvo shall return to Gene Logic all Confidential Information of Gene Logic.

        10.3 EFFECT OF BANKRUPTCY. If, during the Research Term, either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the Research Term and the entirety of this Agreement may be immediately terminated by the other party.

        10.4 REMEDIES. In the event of any breach of any provision of this Agreement, in addition to the termination rights set forth herein, each party shall have all other rights and remedies at law or equity to enforce this Agreement.

        10.5     SURVIVAL. Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7(a),
4.7(b), 5.7, 6, 8.2, 8.3, 9, 10.2 (including the provisions therein that are contemplated to continue following termination) 10.4, 10.5, 11 and 12 shall survive the termination or expiration of this Agreement; provided, however, that if Alternative D has been elected under Section 2.6(b)(iv), Section 4.7(d) shall also survive the termination or expiration of this Agreement; and provided further that if AgrEvo has been granted one of the licenses set forth in Section 5.1(b), 5.1(c), 5.1(d), 5.2 or 5.3, the Section setting forth such license and Sections 5.1(e), 5.1(f) and 5.1(g) shall also survive the termination or expiration of this Agreement until such time as the Agreement is terminated pursuant to Section 10.2(b).


                                      29.

11.     DISPUTE RESOLUTION.

        11.1 ARBITRATION. Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association.

        11.2 PROCEDURE. Upon request by either party, arbitration will be by a Third Party arbitrator mutually agreed upon in writing by Gene Logic and AgrEvo within 30 days of such arbitration request. In any such arbitration, Gene Logic and AgrEvo shall select an arbitrator with relevant experience in the agricultural biotechnology industry. The parties shall be entitled to all discovery in like manner as determined by the arbitrator. Any arbitration shall be held in Wilmington, Delaware unless the parties hereto mutually agree in writing to another place. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

12.     GENERAL PROVISIONS.

        12.1 MUTUAL INDEMNIFICATION. Each party agrees to defend, indemnify and hold harmless the other party and its Affiliates, employees, agents, officers, directors and permitted from and against any judgments, settlements, damages, awards, costs (including attorneys' fees and costs) and other expenses arising out of any claims, actions or other proceedings by a Third Party (collectively a "Claim") arising out of or resulting from the development, manufacture, use, promotion, marketing, handling, storage or sale of any Agricultural Product, except to the extent that (i) such Claim arises out of or results from the negligence or misconduct of the party claiming a right of indemnification under this Section 12.1, (ii) such Claim arises out of or results from infringement of the patent rights of any Third Party by the Gene Logic Background Technology if Gene Logic is the party claiming a right of indemnification under this Section 12.1 or (iii) such Claim arises out of or results from infringement of the patent rights of any Third Party by the AgrEvo Background Technology if AgrEvo is the party claiming a right of indemnification under this Section 12.1. In the event either party seeks indemnification under this Section 12.1, it shall inform the other party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the other party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other party) in the defense of the Claim. The obligations set forth in this Section 12.1 shall survive the expiration or termination of this Agreement.


                                      30.

        12.2     CHANGE OF CONTROL.

                 (a) In the event of a Change in Control, as that term is defined in Section 12.2(b), of Gene Logic during the Research Term, then Gene Logic shall notify AgrEvo of any such Change of Control as soon as the Change in Control may be publicly announced. In the event that Gene Logic is acquired by a Third Party in any manner described in Section 12.2(b) that in the good faith determination of the Board of Directors of AgrEvo is hostile to the interests of AgrEvo in the Commercial Field, then AgrEvo shall have the right to give notice to Gene Logic within 90 days after receipt of Gene Logic's notification that AgrEvo elects (i) to continue the Agreement, or (ii) Alternative E - to terminate the Research Term and have Gene Logic grant to AgrEvo a non-exclusive license to the Gene Logic Background Technology as set forth in Section 5.3. In the event that AgrEvo does not provide written notice within such 90-day period, AgrEvo shall be deemed to have elected to continue the Research Term. In the event that AgrEvo elects Alternative E, AgrEvo will pay to Gene Logic (or its successor) [ * * * ] upon the last day of the Research Term. AgrEvo shall also pay to Gene Logic (or its successor) [ * * * ] on the fifth anniversary of the last day of the Research Term in order to maintain the license under Section
5.3. In addition, during the one-year period following the Research Term, AgrEvo will pay to Gene Logic on a quarterly basis, in arrears, for those Gene Logic Scientific FTEs necessary to complete the establishment of the license based on a plan agreed by the parties.

                 (b) For purposes of this Agreement, a "Change in Control" of Gene Logic shall be deemed to have occurred in the event of (i) a merger or consolidation of Gene Logic with another corporation, not including any merger or consolidation if immediately thereafter the stockholders of Gene Logic immediately before such transaction own shares representing more than 50% of the outstanding voting securities of the surviving corporation, (ii) a sale of shares by the stockholders of Gene Logic if immediately thereafter the stockholders of Gene Logic immediately before such sale own shares representing 50% or less of the outstanding voting securities of the surviving corporation, or (iii) a sale of all or substantially all of Gene Logic's assets.

        12.3 ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except a party may make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the business of such party, whether in merger, sale of stock, sale of assets or other transaction; provided, however, that in the event of such transaction, no intellectual property rights of any Affiliate or Third Party that is an acquiring party shall be included in the technology licensed hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns.

        12.4 NON-WAIVER. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

        12.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland other than those provisions governing conflicts of law.


                                      31.

                       * CONFIDENTIAL TREATMENT REQUESTED

        12.6 PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

        12.7 NOTICE. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier, (iii) delivered by certified mail, postage prepaid, return receipt requested or (iv) delivered via facsimile, with receipt confirmed, to the party at the address set forth below for such party:


        To AgrEvo:                                      To Gene Logic:
        Hoechst Schering AgrEvo GmbH                    Gene Logic Inc.
        Werk Hochst, H 872 N                            708 Quince Orchard Road
        D-65926 Frankfurt am Main                       Gaithersburg, Maryland  20878
        GERMANY                                         UNITED STATES OF AMERICA
        Attn: Head of Research, Agrochemicals           Attn:  President
        Phone:  49-69-305-7814                          Phone:  1-301-987-1700
        Fax:  49-69-305-17768                           Fax:  1-301-987-1701

        with a copy to:                                 with a copy to:

        Plant Genetics Systems N.V.                     Cooley Godward LLP
        Jozef Plateaustraat 22                          4365 Executive Dr., Suite 1100
        B 9000 Gent                                     San Diego, CA  92121
        BELGIUM                                         UNITED STATES OF AMERICA
        Attn: Head of Research and Development,         Attn:  D. Bradley Peck, Esq.
        Biotechnology/Seeds
        Phone:  32-9-235-8520                           Phone:  1-619-550-6000
        Fax:  32-9-224-0694                             Fax:  1-619-453-3555

or to such other address as to which the party has given written notice thereof. Such notices shall be deemed given upon receipt.

        12.8 HEADINGS. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

        12.9 NO IMPLIED LICENSES OR WARRANTIES. No right or license under any patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants that (a) the Research Program


                                      32.

shall achieve any of the research objectives contemplated by them, (b) any Genetic Target will be identified or go into Further Development or (c) any Agricultural Product will be commercialized.

        12.10 FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts; provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

        12.11 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof, except for the Mutual Confidential Disclosure Agreement dated September 9, 1997, as amended on January 19, 1998.

        12.12 AMENDMENTS. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

        12.13 INDEPENDENT CONTRACTORS. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

        12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                                      33.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GENE LOGIC INC.                                      HOECHST SCHERING AGREVO GMBH


By: /s/ Mark D. Gessler                               By: /s/ Jan Leemans
   -------------------------------------------          --------------------------------------------
   Mark D. Gessler                                         Jan Leemans
   Senior Vice President, Corporate                        Member of the Board
     Development and Chief Financial Officer


                                                     By: /s/ Jurgen A(beta)hauer
                                                        --------------------------------------------
                                                           Jurgen A(beta)hauer
                                                           Member of the Board







                                      34.

                                  SCHEDULE 2.1

                          RESEARCH PROGRAM DELIVERABLES






                                 [   * * * *   ]









                       * CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 3.1

                               RMC REPRESENTATIVES


AGREVO:

Marc Cornelissen

Arno Schulz

Frank Schmidt or Frank Meulewaeter


GENE LOGIC:

Greg Lennon

Dan Passeri

Mark Noel

                                   EXHIBIT 7.1

                                 PROMISSORY NOTE

[  * * *  ]                                                        June 30, 1998
                                                          Gaithersburg, Maryland

        FOR VALUE RECEIVED, HOECHST SCHERING AGREVO GMBH, a corporation organized under the laws of Germany ("Borrower"), hereby unconditionally promises to pay to the order of GENE LOGIC INC., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of [ * * * ] (the "Loan"), payable on the dates and in the manner set forth below.

        This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Collaboration Agreement dated as of even date herewith, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "Collaboration Agreement"). All terms defined in the Collaboration Agreement shall have the same definitions when used herein, unless otherwise defined herein.

        1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan and all accrued interest shall be due and payable, unless earlier as provided in paragraph 4 below, upon January 15, 1999 (the "Maturity Date").

        2. NO INTEREST. No interest shall be due on the outstanding principal amount hereof at any time.

        3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable in accordance with Section 7.8 of the Collaboration Agreement.

        4. DEFAULT. Each of the following shall be an "Event of Default" hereunder:

                 (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or within five (5) calendar days thereafter;

                 (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

                 (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.




                       * CONFIDENTIAL TREATMENT REQUESTED

        5. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

        The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        6. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        7. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER:                                   LENDER:

HOECHST SCHERING AGREVO GMBH                GENE LOGIC INC.


By: /s/ Jan Leemans                            By: /s/ Mark D. Gessler
   -----------------------------------         ---------------------------------------
      Jan Leemans                                 Mark D. Gessler
      Member of the Board                         Senior Vice President, Corporate
                                                    Development and Chief
                                                    Financial Officer

By: /s/ Jurgen A(beta)hauer
   -----------------------------------
      Jurgen A(beta)hauer
      Member of the Board

                                  SCHEDULE 7.9

                       WIRE TRANSFER PAYMENT INSTRUCTIONS


            Bank:                                  [  * * *  ]
            Location:

            ABA #:
            For further credit to client funds #:
            Account Name:
            Account #:










                       * CONFIDENTIAL TREATMENT REQUESTED